Exhibit 1.01

SELECT COMFORT CORPORATION
CONFLICT MINERALS REPORT
FOR THE REPORTING PERIOD
ENDING DECEMBER 31, 2016

This is the Conflict Minerals Report (“Report”) for Select Comfort Corporation (“Select Comfort,” also referred to as the “Company,” “we,” “us,” or “our”) for the reporting period from January 1 through December 31, 2016, and is presented in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“the Rule”).

The Democratic Republic of the Congo (“DRC”) and adjacent countries have reserves of the minerals tin, tantalum, tungsten, and gold (collectively known as “3TG”). 3TG minerals are commonly used in manufacturing many consumer products. 3TG minerals are occasionally sourced and traded illegally in the eastern DRC and surrounding areas (collectively, “Covered Countries”) by armed groups also responsible for committing human rights violations. 3TG minerals so sourced and traded are known as “conflict minerals.”

The Securities and Exchange Commission (“SEC”) adopted the Rule to implement conflict minerals reporting and disclosure requirements set forth in Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”). Section 1502 requires SEC registrants to disclose whether their manufactured products contain conflict minerals that are necessary to the functionality or production of their products. The minerals subject to the SEC’s disclosure requirements are cassiterite (tin), columbite-tantalite (tantalum), gold, wolframite (tungsten), and their derivatives, which, in the case of cassiterite, columbite-tantalite, gold, and wolframite, are limited to 3TG. Select Comfort files this Conflict Minerals Report pursuant to the Rule and Section 1502 of Dodd-Frank.

1. Company Overview

Select Comfort Corporation, based in Minneapolis, Minnesota, was founded in 1987. We offer consumers high-quality, individualized sleep solutions and services, which include a complete line of Sleep Number® beds, bases, and bedding accessories. We have a vertically-integrated business model and are the exclusive designer, manufacturer, marketer, retailer, and servicer of a complete line of Sleep Number beds. We are the pioneer in biometric sleep tracking and adjustability. Only the Sleep Number bed offers SleepIQ™ technology - proprietary sensor technology that works directly with the bed’s DualAir™ system to track each individual’s sleep. Select Comfort also offers FlexFit™ adjustable bases and Sleep Number pillows, sheets, and other bedding products. As a specialty mattress retailer with stores across the nation, we offer consumers a unique, value-added retail experience at one of the more than 540 Sleep Number stores across the country.

In January 2013, Select Comfort acquired the assets of ComfortAire Corporation, whose products are included in this Report. On September 14, 2015, Select Comfort acquired BAM Labs, Inc. through a subsidiary merger. The business of BAM Labs, Inc. is now conducted by a wholly-owned subsidiary of Select Comfort known as SleepIQ LABS Inc. The products of SleepIQ LABS Inc. are not included in this Report and are not required to be included in this Report.

2. Reasonable Country of Origin Inquiry (RCOI)

In accordance with the requirements of the Rule, we performed a Reasonable Country of Origin Inquiry (“RCOI”) designed to determine if any 3TG necessary to the functionality and production of our products may have originated

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in the Covered Countries. We surveyed all active suppliers and asked those who indicated the presence of 3TG in their products to complete the Conflict Minerals Reporting Template (“CMRT”) created by the Electronic Industry Citizenship Coalition - Global e-Sustainability Initiative (“EICC-GESI”). We reviewed supplier CMRT responses for accuracy and completeness and contacted suppliers if we needed additional information or clarification about their respective responses. Thirteen direct suppliers indicated the presence of 3TG in products supplied to Select Comfort. Three of the thirteen suppliers reported that the 3TG in the supplied products may have originated in Covered Countries, seven reported that the 3TG in the supplied products did not originate in the Covered Countries, and three suppliers reported that the origin, mines, or facilities used to produce the supplied 3TG are unknown.

3. Diligence

3.1 Design of Due Diligence

As a result of our RCOI, we determined that the 3TG contained in some of our products may have originated in one or more Covered Countries. We therefore engaged in due diligence regarding the sources and chain of custody of this 3TG in accordance with Rule 13p-1 of the Securities Exchange Act. We performed supply chain due diligence on the source and chain of custody of the conflict minerals in a manner consistent with the OECD’s framework and its Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”). This due diligence process includes implementing the OECD’s five-step framework for risk-based due diligence in the mineral supply chain. Our implementation of this due diligence process is ongoing.

Step 1 - Company Management Systems

Conflict Minerals Policy
Select Comfort has adopted a Conflict Minerals Policy that has been made available to its suppliers and the public at www.sleepnumber.com.

Internal Management Structure
Select Comfort has established an internal management process to support its supply chain due diligence efforts. We established a cross-functional Conflict Minerals Task Force (“Task Force”) of subject matter experts from relevant functional areas of the company including sourcing, legal, and product compliance and quality to implement our conflict minerals due diligence and compliance strategy. Task Force members brief management in their respective functions on the due diligence efforts.

Supply Chain Controls and Transparency
Select Comfort expects its suppliers to source 3TG from ethical sub-tier suppliers and to adopt the EICC-GeSI’s Conflict-Free Sourcing Initiative’s (“CFSI”) Conflict Free Smelter Program (“CFSP”) as a compliance standard. We require suppliers to annually certify whether the products they supply to Select Comfort in that calendar year contain 3TG and, if so, to provide written evidence documenting their due diligence efforts and source determinations. We centrally maintain all relevant documentation in an electronic format.

Supplier Engagement
Select Comfort is committed to ensuring conflict-free sourcing of metals through collaboration with suppliers by incorporating compliance expectations in new commercial contracts and written agreements. Suppliers are referred to Select Comfort’s Conflict Minerals Policy and are educated on an as-needed, ongoing basis about the requirements, methods, and importance of 3TG supply chain due diligence and disclosure.

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Company Grievance Mechanism
Select Comfort has a company-level grievance mechanism in place that may be used for reporting issues regarding Conflict Minerals sourcing.

Step 2 - Identify and Assess Risk in the Supply Chain

Select Comfort does not directly source 3TG from mines, smelters, or refiners, and is in most cases several production levels removed from them. We therefore rely on our direct suppliers to collect data about the presence and country of origin of any 3TG necessary to the functionality of any products supplied to us. We surveyed direct suppliers and evaluated their respective responses to determine the sufficiency, accuracy, and completeness of the information provided. We contacted suppliers with insufficient, potentially inaccurate, or incomplete responses for additional information.

Step 3 - Design and Implement a Strategy to Respond to Identified Risks

Select Comfort’s internal management structure provides regular reporting to management regarding conflict minerals due diligence and compliance strategy updates. The Task Force provides the necessary information for management to determine on a case-by-case basis whether Select Comfort continues to trade with suppliers during mitigation of identified risks in its supply chain.

Step 4 - Carry Out an Independent Third Party Audit of Refiner’s Due Diligence Practices

Select Comfort does not have direct relationships with 3TG smelters and refiners and we do not perform direct audits of the entities that provide our supply chain with 3TG. We, however, support and rely on industry efforts to influence smelters and refiners to get audited and certified through the CFSP.

Step 5 - Report on Supply Chain Due Diligence

In accordance with the OECD Guidance and the Rule, this report is available on our website at www.sleepnumber.com.

3.2 Due Diligence Results

All of our active, direct suppliers were asked to indicate the presence of 3TG in materials manufactured for Select Comfort in 2016. Suppliers indicating 3TG products were asked to complete the CMRT and identify smelter names and the source country of the 3TG.

Thirteen direct suppliers indicated the presence of 3TG in products supplied to Select Comfort. Three of the thirteen suppliers reported that the 3TG in the supplied products may have originated in Covered Countries, seven reported that the 3TG in the supplied products did not originate in the Covered Countries, and three suppliers reported that the origin, mines, or facilities used to produce the supplied 3TG are unknown.

Despite our ongoing good faith due diligence, the complexity and fluidity of our supply chain, the submission of some initially incomplete survey responses by some direct suppliers, and the lack of information regarding certain sub-tier suppliers, it is possible that the 3TG contained in some of our products may have originated in one or more Covered Country. We are continuing our due diligence process to determine, at a smelter level, if the sources of any 3TG in products supplied to Select Comfort that may originate in a Covered Country are certified as conflict-free. We intend to further develop transparency into our supply chain by using our due diligence processes, driving accountability within the supply chain by implementing the industry standard CFSP, and continuing our supplier outreach efforts.

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4. Product Descriptions

Select Comfort manufactures and contracts to manufacture various beds, adjustable bed bases, bedding, and sleep-related accessory products. Each product is made up of numerous components sourced from many suppliers. Some components may contain 3TG. Specifically, 3TG is present in the following products and/or components: upholstered bedding collection products, adjustable bases, air control systems, under-bed lighting systems, remote controlled power/lighting systems, heating and cooling engines, and some products containing foam/fiber, zippers, printed circuit boards, power cords, or solenoids. As a result of the due diligence procedures described above, including the required RCOI, we cannot exclude the possibility that some of the 3TGs contained in two specific components that may have originated in a Covered Country. Specifically, the printed circuit boards in the adjustable bases’ control boxes and the under-bed lighting system in one of our beds may have originated in a Covered Country. As always, our due diligence is ongoing.

5. List of Smelters/Refiners

Select Comfort has made a reasonable good faith effort to collect and evaluate information concerning 3TG smelters and refiners based on data provided by our suppliers. Please refer to Appendix A for a list of smelters or refiners reported by our suppliers that may supply 3TG utilized in our manufactured products.

6. Future Enhancement Measures

Select Comfort is committed to conducting business activities to the highest standards of ethics and social responsibility and providing our customers with ethically sourced products. We support the goal of ending violence, human rights violations, and environmental devastation in the DRC and adjoining countries. As a result of our findings for this reporting year, we will continue to enhance our process, including our ability to identify, assess, and quickly mitigate any risk of the presence of 3TG sourced from Covered Countries in our products. We will also continue to require our suppliers to ethically source all materials used in our products. We intend to take the following actions to further refine and improve our 3TG due diligence efforts:

Ongoing Efforts:

•	Continue to refine and improve our internal processes and procedures so that we continue to obtain complete responses from our surveyed suppliers.

•	Working with our suppliers to ensure accurate, thorough, and timely responses in connection with our due diligence efforts.

New Enhancement Measures:

•	Investigate additional resources and potential tools to help the Task Force improve tracking, evaluating, and storing of supplier 3TG due diligence data.

•	Identify further external opportunities to enhance our due diligence processes including working with trade associations and other third parties to define and improve best practices.

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For those suppliers who provided information indicating that their products may contain 3TG sources from a Covered Country, we intend to continue our due diligence efforts to either confirm that the 3TG that is sourced from a Covered Country originates with a certified conflict-free smelter or refiner, or require the supplier to find an alternative source of 3TG that does not originate in a Covered Country or that originates with a conflict-free smelter or refiner.

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APPENDIX A

The following is a list of smelters or refiners reported by our suppliers that may supply 3TG used in our manufactured products. Note: Smelters or refiners designated with an asterisk appear on the CFSI’s Compliant and Active Smelter Lists as of May 16, 2017.

Mineral	Smelter Name	Country
Gold	Advanced Chemical Company*	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.*	JAPAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)*	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Argor-Heraeus S.A.*	SWITZERLAND
Gold	Asahi Pretec Corp.*	JAPAN
Gold	Asaka Riken Co., Ltd.*	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG*	GERMANY
Gold	Central Bank of the Philippines Gold Refinery & Mint	PHILIPPINES
Gold	Boliden AB*	SWEDEN
Gold	C. Hafner GmbH + Co. KG*	GERMANY
Gold	La Caridad	MEXICO
Gold	Xstrata	CANADA
Gold	Cendres + Métaux S.A.	SWITZERLAND
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.*	KOREA (REPUBLIC OF)
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	DSC (Do Sung Corporation)*	KOREA (REPUBLIC OF)
Gold	DODUCO GmbH*	GERMANY
Gold	Dowa Metals & Mining Co. Ltd	JAPAN
Gold	Eco-System Recycling Co., Ltd.*	JAPAN
Gold	OJSC Novosibirsk Refinery*	RUSSIAN FEDERATION
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA

Gold	Heimerle + Meule GmbH*	GERMANY
Gold	Heraeus Ltd. Hong Kong	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG*	GERMANY
Gold	Hunan Chenzhou Mining Industry Co. Ltd.	CHINA
Gold	HwaSeong CJ Co., Ltd.	KOREA (REPUBLIC OF)
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.*	JAPAN
Gold	Istanbul Gold Refinery*	TURKEY
Gold	Japan Mint*	JAPAN
Gold	Jiangxi Copper Co., Ltd.*	CHINA
Gold	Johnson Matthey Inc. (USA)	UNITED STATES OF AMERICA
Gold	Johnson Matthey Limited	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant*	RUSSIAN FEDERATION
Gold	JSC Uralelectromed*	RUSSIAN FEDERATION
Gold	Pan Pacific Copper Co Ltd.	JAPAN
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc*	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC*	UNITED STATES OF AMERICA
Gold	Kojima Chemicals Co., Ltd.*	JAPAN
Gold	Kyrgyzaltyn JSC*	KYRGYZSTAN
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.*	KOREA (REPUBLIC OF)
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHINA
Gold	Materion*	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.*	JAPAN
Gold	Metalor Technologies (Suzhou) Ltd.*	CHINA
Gold	Metalor Technologies (Hong Kong) Ltd.*	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.*	SINGAPORE

Gold	Metalor Technologies S.A.*	SWITZERLAND
Gold	Metalor USA Refining Corporation*	UNITED STATES OF AMERICA
Gold	Met-Mex Penoles, S.A.*	MEXICO
Gold	Mitsubishi Materials Corporation*	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.*	JAPAN
Gold	Moscow Special Alloys Processing Plant*	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat*	UZBEKISTAN
Gold	Nihon Material Co., Ltd.*	JAPAN
Gold	Ohio Precious Metals, LLC	UNITED STATES OF AMERICA
Gold	Ohura Precious Metal Industry Co., Ltd.*	JAPAN
Gold	OJSC Krastsvetmet	RUSSIAN FEDERATION
Gold	PAMP S.A.*	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals*	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk*	INDONESIA
Gold	PX Précinox S.A.*	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.*	SOUTH AFRICA
Gold	Royal Canadian Mint*	CANADA
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Samduck Precious Metals*	KOREA (REPUBLIC OF)
Gold	Samwon Metals Corp.	KOREA (REPUBLIC OF)
Gold	Schone Edelmetaal B.V.*	NETHERLANDS
Gold	Sempsa JP (Cookson Sempsa)	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Zhaojin Mining Industry Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.*	CHINA
Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals*	RUSSIAN FEDERATION

Gold	Solar Applied Materials Technology Corp.*	TAIWAN, PROVINCE OF CHINA
Gold	Toyo Smelter & Refinery	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.*	JAPAN
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	The Refinery of Shandong Gold Mining Co., Ltd.*	CHINA
Gold	Tokuriki Honten Co., Ltd.*	JAPAN
Gold	TongLing Nonferrous Metals Group Holdings Co., Ltd.	CHINA
Gold	Torecom*	KOREA (REPUBLIC OF)
Gold	Umicore Brasil Ltda.*	BRAZIL
Gold	Umicore S.A. Business Unit Precious Metals Refining*	BELGIUM
Gold	United Precious Metal Refining, Inc.*	UNITED STATES OF AMERICA
Gold	Valcambi S.A.*	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	Yamamoto Precious Metal Co., Ltd.*	JAPAN
Gold	Yokohama Metal Co., Ltd.*	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Gold	Morris and Watson	NEW ZEALAND
Gold	SAFINA A.S.*	CZECH REPUBLIC
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Umicore Precious Metals Thailand*	THAILAND
Gold	Geib Refining Corporation*	UNITED STATES OF AMERICA
Gold	MMTC-PAMP India Pvt., Ltd.*	INDIA
Gold	Republic Metals Corporation*	UNITED STATES OF AMERICA
Gold	KGHM Polska MiedŸ Spó³ka Akcyjna	POLAND
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Singway Technology Co., Ltd.*	TAIWAN, PROVINCE OF CHINA
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Emirates Gold DMCC*	UNITED ARAB EMIRATES
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES

Gold	Sudan Gold Refinery	SUDAN
Gold	T.C.A S.p.A*	ITALY
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	Tony Goetz NV*	BELGIUM
Gold	Korea Zinc Co., Ltd.*	KOREA (REPUBLIC OF)
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	SAAMP	FRANCE
Gold	SAXONIA Edelmetalle GmbH*	GERMANY
Gold	WIELAND Edelmetalle GmbH*	GERMANY
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	AU Traders and Refiners*	SOUTH AFRICA
Gold	AURA-II	UNITED STATES OF AMERICA
Gold	Gujarat Gold Centre	INDIA
Gold	Sai Refinery	INDIA
Gold	Universal Precious Metals Refining Zambia	ZAMBIA
Gold	Modeltech Sdn Bhd*	MALAYSIA
Gold	Bangalore Refinery*	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	PHILIPPINES
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation*	CANADA
Gold	Dowa*	JAPAN
Gold	Hunan Chenzhou Mining Co., Ltd.*	CHINA
Gold	Asahi Refining USA Inc.*	UNITED STATES OF AMERICA
Gold	Asahi Refining Canada Ltd.*	CANADA
Gold	JX Nippon Mining & Metals Co., Ltd.*	JAPAN
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO
Gold	Elemetal Refining, LLC*	UNITED STATES OF AMERICA
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)*	RUSSIAN FEDERATION
Gold	SEMPSA Joyería Platería S.A.	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	CHINA

Gold	Sumitomo Metal Mining Co., Ltd.*	JAPAN
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Asahi Refining USA Inc.*	UNITED STATES
Gold	Elemetal Refining, LLC*	UNITED STATES
Gold	Faggi Enrico S.p.A.	ITALY
Gold	Geib Refining Corporation*	UNITED STATES
Gold	Republic Metals Corporation*	UNITED STATES
Gold	Singway Technology Co., Ltd.*	TAIWAN
Gold	Korea Zinc Co., Ltd.*	KOREA, REPUBLIC OF
Tantalum	Changsha Southern	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry*	CHINA
Tantalum	Duoluoshan*	CHINA
Tantalum	Exotech Inc.*	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.*	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.*	UNITED STATES OF AMERICA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	King-Tan Tantalum Industry Ltd.*	CHINA
Tantalum	LSM Brasil S.A.*	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.*	INDIA
Tantalum	Mineração Taboca S.A.*	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.*	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	CHINA
Tantalum	QuantumClean*	UNITED STATES OF AMERICA
Tantalum	RFH Tantalum Smeltry Co., Ltd.*	CHINA
Tantalum	Solikamsk Metal Works	RUSSIAN FEDERATION
Tantalum	Taki Chemicals*	JAPAN
Tantalum	Telex Metals*	UNITED STATES OF AMERICA

Tantalum	Ulba Metallurgical Plant JSC*	KAZAKHSTAN
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.*	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.*	CHINA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	CHINA
Tantalum	D Block Metals, LLC*	UNITED STATES OF AMERICA
Tantalum	FIR Metals & Resource Ltd.*	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.*	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	CHINA
Tantalum	KEMET Blue Metals*	MEXICO
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	H.C. Starck Co., Ltd.*	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH*	GERMANY
Tantalum	H.C. Starck Inc.*	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.*	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG*	GERMANY
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	Global Advanced Metals Boyertown*	UNITED STATES OF AMERICA
Tantalum	Global Advanced Metals Aizu*	JAPAN
Tantalum	KEMET Blue Powder*	UNITED STATES OF AMERICA
Tantalum	Tranzact, Inc.*	UNITED STATES OF AMERICA
Tantalum	E.S.R. Electronics*	UNITED STATES OF AMERICA
Tantalum	Resind Indústria e Comércio Ltda.*	BRAZIL
Tantalum	Jiangxi Tuohong New Raw Material*	CHINA
Tantalum	Power Resources Ltd.*	MACEDONIA (THE FORMER YUGOSLAV REPUBLIC OF)
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	CHINA
Tantalum	Solikamsk Magnesium Works OAO*	RUSSIAN FEDERATION

Tantalum	Taki Chemical Co., Ltd.*	JAPAN
Tantalum	Exotech Inc.*	UNITED STATES
Tantalum	Hi-Temp Specialty Metals, Inc.*	UNITED STATES
Tantalum	Mitsui Mining & Smelting*	JAPAN
Tantalum	QuantumClean*	UNITED STATES
Tantalum	Telex Metals*	UNITED STATES
Tantalum	Zhuzhou Cemented Carbide*	CHINA
Tantalum	D Block Metals, LLC*	UNITED STATES
Tantalum	H.C. Starck Inc.*	UNITED STATES
Tantalum	Global Advanced Metals Boyertown*	UNITED STATES
Tantalum	KEMET Blue Powder*	UNITED STATES
Tantalum	Tranzact, Inc.*	UNITED STATES
Tantalum	E.S.R. Electronics*	UNITED STATES
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.*	CHINA
Tin	Guangxi Pinggui PGMA Co. Ltd.	CHINA
Tin	Cookson	UNITED STATES OF AMERICA
Tin	CooperMetal	BRAZIL
Tin	CV Gita Pesona*	INDONESIA
Tin	PT Justindo	INDONESIA
Tin	PT Aries Kencana Sejahtera*	INDONESIA
Tin	CV Serumpun Sebalai*	INDONESIA
Tin	CV United Smelting*	INDONESIA
Tin	Dowa Metaltech Co., Ltd.*	JAPAN
Tin	ENAF	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Fenix Metals*	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	CHINA
Tin	Yunnan Gejiu Zili Metallurgy Co., Ltd.	CHINA
Tin	Jiangxi Shunda Huichang Kam Tin Co., Ltd.	CHINA
Tin	Kai Unita Trade Limited Liability Company	CHINA
Tin	XiHai - Liuzhou China Tin Group Co ltd	CHINA
Tin	MSC	MALAYSIA

Tin	Metallic Resources, Inc.*	UNITED STATES OF AMERICA
Tin	Toboca/ Paranapenema	BRAZIL
Tin	Minsur*	PERU
Tin	Mitsubishi Materials Corporation*	JAPAN
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.*	CHINA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*	THAILAND
Tin	Operaciones Metalurgical S.A.*	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Artha Cipta Langgeng*	INDONESIA
Tin	PT Babel Inti Perkasa*	INDONESIA
Tin	PT Bangka Tin Industry*	INDONESIA
Tin	PT Belitung Industri Sejahtera*	INDONESIA
Tin	PT Indra Eramult Logam Industri	INDONESIA
Tin	PT DS Jaya Abadi*	INDONESIA
Tin	PT Eunindo Usaha Mandiri*	INDONESIA
Tin	PT Karimun Mining*	INDONESIA
Tin	PT Mitra Stania Prima*	INDONESIA
Tin	PT Panca Mega Persada*	INDONESIA
Tin	PT Prima Timah Utama*	INDONESIA
Tin	PT Refined Bangka Tin*	INDONESIA
Tin	PT Sariwiguna Binasentosa*	INDONESIA
Tin	PT Stanindo Inti Perkasa*	INDONESIA
Tin	PT Sumber Jaya Indah*	INDONESIA
Tin	Unit Timah Kundur PT Tambang	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok*	INDONESIA
Tin	PT Tinindo Inter Nusa*	INDONESIA
Tin	PT Tommy Utama*	INDONESIA
Tin	Rui Da Hung*	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.*	BRAZIL
Tin	Thaisarco*	THAILAND
Tin	YunNan Gejiu Yunxin Electrolyze Limited	CHINA
Tin	VQB Mineral and Trading Group JSC*	VIET NAM
Tin	White Solder Metalurgica	BRAZIL

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*	CHINA
Tin	Yuntinic Resources	CHINA
Tin	CV Venus Inti Perkasa*	INDONESIA
Tin	Magnu's Minerais Metais e Ligas Ltda.*	BRAZIL
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	Melt Metais e Ligas S.A.*	BRAZIL
Tin	PT ATD Makmur Mandiri Jaya*	INDONESIA
Tin	Phoenix Metal Ltd.	RWANDA
Tin	O.M. Manufacturing Philippines, Inc.*	PHILIPPINES
Tin	PT Inti Stania Prima*	INDONESIA
Tin	CV Ayi Jaya*	INDONESIA
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company*	VIET NAM
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	CV Dua Sekawan*	INDONESIA
Tin	CV Tiga Sekawan*	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Resind Indústria e Comércio Ltda.*	BRAZIL
Tin	PT O.M. Indonesia*	INDONESIA
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	Elmet S.L.U.	SPAIN
Tin	PT Bangka Prima Tin*	INDONESIA
Tin	PT Sukses Inti Makmur*	INDONESIA
Tin	An Thai Minerals Co., Ltd.	VIET NAM
Tin	PT Kijang Jaya Mandiri*	INDONESIA
Tin	PT Menara Cipta Mulia*	INDONESIA
Tin	HuiChang Hill Tin Industry Co., Ltd.*	CHINA
Tin	Gejiu Fengming Metallurgy Chemical Plant*	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant*	CHINA
Tin	Modeltech Sdn Bhd*	MALAYSIA
Tin	Gejiu Jinye Mineral Company*	CHINA

Tin	China Tin Group Co., Ltd.*	CHINA
Tin	EM Vinto*	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Malaysia Smelting Corporation (MSC)*	MALAYSIA
Tin	Mineração Taboca S.A.*	BRAZIL
Tin	White Solder Metalurgia e Mineração Ltda.*	BRAZIL
Tin	PT Timah (Persero) Tbk Kundur*	INDONESIA
Tin	Empresa Metalúrgica Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Tambang Timah	INDONESIA
Tin	China Rare Metal Material Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Alpha*	UNITED STATES
Tin	Cooper Santa	BRAZIL
Tin	CV JusTindo	INDONESIA
Tin	CV Makmur Jaya	INDONESIA
Tin	CV Nurjanah	INDONESIA
Tin	Dowa*	JAPAN
Tin	EM Vinto*	BOLIVIA
Tin	Gejiu Zi-Li	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.*	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC*	CHINA
Tin	White Solder Metalurgia e Mineração Ltda.*	CHINA
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Tin	OMSA	BOLIVIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah*	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Seirama Tin investment	INDONESIA

Tin	PT Yinchendo Mining Industry	INDONESIA
Tin	Rui Da Hung*	TAIWAN
Tin	Yunnan wind Nonferrous Metals Co., Ltd.	CHINA
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited*	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.*	CHINA
Tin	Metallic Resources, Inc.*	UNITED STATES
Tin	Operaciones Metalurgical S.A.*	BOLIVIA
Tungsten	ALMT Corp*	JAPAN
Tungsten	Kennametal Huntsville*	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.*	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.*	CHINA
Tungsten	Global Tungsten & Powders Corp.*	UNITED STATES OF AMERICA
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.*	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.*	CHINA
Tungsten	Japan New Metals Co., Ltd.*	JAPAN
Tungsten	Jiangxi Tungsten Industry Group Co. Ltd.	CHINA
Tungsten	Kennametal Fallon*	UNITED STATES OF AMERICA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.*	VIET NAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.*	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Xiamen Tungsten Co., Ltd.*	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.*	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.*	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	CHINA

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	CHINA
Tungsten	Asia Tungsten Products Vietnam Ltd.*	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.*	CHINA
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.*	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC*	VIET NAM
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji*	CHINA
Tungsten	Niagara Refining LLC*	UNITED STATES OF AMERICA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC*	RUSSIAN FEDERATION
Tungsten	Unecha Refractory metals plant*	RUSSIAN FEDERATION
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City*	CHINA
Tungsten	Philippine Chuangxin Industrial Co., Inc.*	PHILIPPINES
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.*	CHINA
Tungsten	ACL Metais Eireli*	BRAZIL
Tungsten	Woltech Korea Co., Ltd.*	KOREA, REPUBLIC OF
Tungsten	Moliren Ltd*	RUSSIAN FEDERATION
Tungsten	A.L.M.T. TUNGSTEN Corp.*	JAPAN
Tungsten	Hunan Chenzhou Mining Co., Ltd.*	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*	CHINA
Tungsten	Woltech Korea Co., Ltd.*	KOREA (REPUBLIC OF)
Tungsten	Kennametal Huntsville*	UNITED STATES
Tungsten	Global Tungsten & Powders Corp.*	UNITED STATES
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Kennametal Fallon*	UNITED STATES
Tungsten	Niagara Refining LLC*	UNITED STATES